United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2021
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway		30004
Suite 155
Alpharetta,	Georgia
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On April 27, 2021, Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with credit funds managed by certain affiliates of Ares Management Corporation (the “Investors”), pursuant to which the Company (i) issued and sold 150,000 shares of senior preferred stock, par value $0.001 per share (the “Senior Preferred Stock”, and the shares issued the “Senior Preferred Shares”) at a purchase price of $150,000,000, or $1,000 per Senior Preferred Share (the “Initial Senior Preferred Stock Sale”), and (ii) issued warrants (the “Warrants”) to purchase up to 1,803,841 shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and together with the Warrants, the “Securities”), at an exercise price $0.001. The exercise price and the number of shares issuable upon exercise of the warrants are subject to certain adjustments from time to time on the terms outlined in the Warrants.

In addition to the issuance and sale of Senior Preferred Shares which occurred on April 27, 2021, pursuant to the Purchase Agreement, upon the consummation of the Company’s acquisition of Finxera Holdings, Inc. (“Finxera”) and the satisfaction of other customary closing conditions, the Company will issue and sell to the Investors an additional 50,000 shares of Senior Preferred Stock, at a purchase price of $50,000,000, or $1,000 per share. The Company may also issue and sell to the Investors up to an additional 50,000 shares of Senior Preferred Stock, at a purchase price of $1,000 per share within 18 months after the consummation of the Acquisition Senior Preferred Stock Sale upon the satisfaction of certain customary closing conditions.

The Company and the Investors entered into the Purchase Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (as amended, “1933 Act”), and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act.

The Company used the proceeds from the sale of the Securities to fund the Refinancing (as defined below) and to pay certain fees and expenses relating to the Refinancing and the offering of the Securities.

Registration Rights Agreement

On April 27, 2021 the Company entered into a Registration Rights Agreement, by and among the Company and the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”).

Under the Registration Rights Agreement, the holders of the Registrable Securities were granted (i) piggyback rights to be included in certain underwritten offerings of Common Stock and (ii) the right to demand a shelf registration of Registrable Securities.

Credit and Guaranty Agreement

On April 27, 2021, Priority Holdings, LLC, a Delaware limited liability company (“Holdings”), which is a direct wholly-owned subsidiary of the Company, and certain direct and indirect subsidiaries of Holdings (together with Holdings, collectively, the “Loan Parties”), entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Truist Bank (“Truist”) and the lenders party thereto, pursuant to which Holdings has access to senior credit facilities in an aggregate principal amount of $630.0 million which are secured by substantially all of the assets of the Loan Parties and by the equity interests of Holdings. The credit facilities under the Credit Agreement are comprised of (i) a senior secured first lien term loan facility in an aggregate principal amount of $300,000,000 (the “Initial Term Loan”), the proceeds of which have been used to fund the Refinancing, (ii) a senior secured revolving credit facility in an aggregate amount not to exceed $40,000,000 outstanding at any time and (iii) a senior secured first lien delayed draw term loan facility in an aggregate principal amount of $290,000,000, the proceeds of which may be used to fund the Company’s acquisition of Finxera.

Interest and Fees

Outstanding borrowings under the Credit Agreement accrue interest using either a base rate (as defined therein) or a LIBOR rate plus an applicable margin per annum, as provided in the Credit Agreement, which includes a LIBOR rate “floor” of 1.0% per annum. Accrued interest is payable on each interest payment date (as defined in the Credit Agreement). The revolving credit facility incurs an unused commitment fee on any undrawn amount of the $40,000,000 credit line in an amount equal to 0.50% per annum of the unused portion. Under the terms of the Credit Agreement, the future applicable interest rate margins may vary based on the Loan Parties Total Net Leverage Ratio (as defined therein) in addition to future changes in the underlying market rates for LIBOR and the rate used for base-rate borrowings.

Prepayments

Under the Credit Agreement, prepayments of outstanding principal may be made in permitted increments with a 1.0% penalty for certain prepayments made in connection with repricing transactions. Such premium will be based on the principal amount that is prepaid, subject to the terms of the credit agreements.

Acceleration

The outstanding amount of any loans and any other amounts owing by the Loan Parties under the Credit Agreement may, after the occurrence of an Event of Default (as defined in the Credit Agreement), at the option of Truist, be declared immediately due and payable. Events of Default include, without limitation, the failure of the Loan Parties to pay principal, premium or interest when due under the Credit Agreement, or the failure by the Loan Parties to perform or comply with any term or covenant in the Credit Agreement, in each case, subject to any applicable cure periods provided therein.

Covenants

The Credit Agreement contains representations and warranties, financial and collateral requirements, mandatory payment events, events of default, and affirmative and negative covenants, including without limitation, covenants that restrict among other things, the ability to create liens, pay dividends or distribute assets from the Loan Parties to the Company, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, enter into certain transactions (including with affiliates), and to enter into certain leases.

If the aggregate principal amount of outstanding revolving loans and letters of credit under the Credit Agreement exceeds 35% of the total revolving facility thereunder, the Loan Parties are required to comply with certain restrictions on its Total Net Leverage Ratio, which is defined in the Credit Agreement as the ratio of consolidated total debt of the Loan Parties to the Loan Parties Consolidated Adjusted EBITDA (as defined in the Credit Agreement). If applicable, the maximum permitted Total Net Leverage Ratio is (i) 6.50:1.00 at each fiscal quarter ended September 30, 2021 through June 30, 2022, (ii) 6.00:1.00 at each fiscal quarter ended September 30, 2022 through June 30, 2023, and (iii) 5.50:1.00 at each fiscal quarter ended September 30, 2023 each fiscal quarter thereafter.

Item 1.02    Termination of Material Definitive Agreement.

Refinancing

Holdings and certain other Loan Parties have previously entered into (A) that certain Credit and Guaranty Agreement, dated as of January 3, 2017, with Goldman Sachs Specialty Lending Group, L.P. (the “Existing Subordinated Term Loan Facility”) and (B) that certain Credit and Guaranty Agreement, dated as of January 3, 2017, with Truist (the “Existing Credit Agreement”). On April 27, 2021, the proceeds from the sale of the Securities and from the Initial Term Loan were used to refinance the Existing Subordinated Term Loan Facility and the Existing Credit Agreement and all outstanding obligations thereunder were repaid in full (or in the case of outstanding undrawn letters of credit, deemed issued under the Credit Agreement), and all commitments and guaranties in connection therewith have been terminated or released (the “Refinancing”).

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 in connection with the Purchase Agreement and the Warrants is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

On April 27, 2021, the Company authorized and created 250,000 shares of Senior Preferred Stock, par value $0.001, with a liquidation preference per share equal to $1,000. Of the 250,000 Senior Preferred Shares created, 150,000 were issued on April 27, 2021 on the terms and conditions set forth in the Purchase Agreement.

The terms of the Senior Preferred Shares are more fully described in the Certificate of Designations, which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Senior Preferred Shares. A Copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2021, the Company filed a Certificate of Designations of the Powers, Preferences, Relative, Participating, Optional and Other Special Rights, and Qualifications, Limitations and Restrictions of Senior Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Senior Preferred Shares. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Capitalized terms used in this Item 5.03 but not defined herein shall have the meanings set forth in the Certificate of Designations.

Security	Senior Preferred Stock, par value $0.001 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Senior Preferred Stock will rank (i) senior to the Common Stock and each other existing or future class or series of capital stock of the Company, except for any Parity Securities or Senior Securities, (ii) on a parity with each other class or series of capital stock hereafter issued in compliance with the terms the Certificate of Designations and which terms expressly provide that it will rank on a parity basis with the Senior Preferred Stock, and (iii) junior to each other class or series of capital stock hereafter issued in compliance with the terms of the Certificate of Designations which terms expressly provide that it will rank senior to the Senior Preferred Stock.

Liquidation Preference	$1,000 per share of Senior Preferred Stock

Dividend
The initial dividend rate will be equal to the Three-Month LIBOR Rate (subject to a 1.00% floor) plus 12.00% per annum, reset quarterly as provided in the Certificate of Designations.

The Dividend Rate shall increase automatically by (i) 2.00% per annum effective as of the first day of each Dividend Period in respect of which the Company for any reason does not pay cash Dividends at or greater than the Three-Month LIBOR Rate for such Dividend Period plus 5.00% per annum through the final day of such Dividend Period, (ii) 3.00% per annum effective immediately upon the occurrence of and during the continuance of a Preferred Default and (iii) 5.00% per annum effective immediately upon the 120th calendar day following the approval by the Sale Demand Special Committee of a Sale Transaction if all required stockholder approval shall not have been obtained on or prior to such 120th calendar day, plus an additional 5.00% per annum on the 30th calendar day after such 120th calendar day and on the first day of each subsequent 30 calendar day period, which incremental increase(s) shall continue until such time as the Required Stockholder Approval shall have been obtained.

Redemption
Optional Redemption

Prior to April 27, 2023, the Company may redeem the outstanding Senior Preferred Shares at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the Liquidation Preference plus any accrued and unpaid Dividends thereon, through and including the applicable redemption date plus the Make-Whole Amount.

On and after April 27, 2023, the Company may redeem the outstanding Senior Preferred Shares at any time, and from time to time, in whole or in part, for cash at the prices (expressed as percentages of the sum of (x) outstanding Liquidation Preference plus (y) any accrued and unpaid Dividends on the Senior Preferred Shares redeemed, through and including the applicable redemption date) indicated in the Certificate of Designations.

Mandatory Redemption Upon Change of Control or Liquidation Event

Upon the occurrence of a Change of Control or a Liquidation Event, the Company shall redeem all then outstanding Senior Preferred Shares for cash at the Redemption Price set forth above, as applicable.

Covenants	The Company will be subject to certain restrictions, including restrictions on its ability to (1) pay dividends, make distributions or repurchase the Company’s capital stock, (2) incur additional indebtedness, (3) make dispositions, (4) make investments or acquisitions or (5) engage in certain transactions with affiliates.

Conversion Rights	None.

Voting	None.

Change of Control
The Company may not effect a Change of Control without the consent of the holders of more than 50% of the Liquidation Preference of the then issued and outstanding Senior Preferred Stock (which must include the Investors set forth in the Purchase Agreement, if such Investors hold in the aggregate at least 10.0% of the aggregate Liquidation Preference of the then issued and outstanding Senior Preferred Stock).

Upon the occurrence of a Change of Control or a Liquidation Event, the Company shall redeem all then outstanding Senior Preferred Shares for cash at the Redemption Price set forth in the Certificate of Designations, as applicable.

Failure to consummate when due a Mandatory Redemption of the Senior Preferred Stock upon the occurrence of a Change of Control shall afford the Required Holders the right to deliver the Company a written notice (a “Sale Demand”) requesting that the Company commence a process diligently and in good faith to seek to effect a Sale Event. Upon receipt of a Sale Demand, the Company shall promptly engage in a Sale Process in good faith, and subject to the terms of the Certificate of Designations.

Maturity Date	The Senior Preferred Shares has no stated maturity. The Senior Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of the Certificate of Designations or otherwise repurchased by the Company.

A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Forward-Looking Statements
This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this communication regarding the Company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on the Company’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (a) the risk that the acquisition of Finxera may not be completed in a timely manner or at all; (b) the failure to satisfy any of the conditions to the consummation of the acquisition of Finxera, including failure to obtain receipt of certain regulatory approvals; (c) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement relating to the acquisition of Finxera; (d) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (e) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (f) risks related to diverting management’s attention from the Company’s ongoing business operations; (g) the outcome of any legal proceedings that may be instituted against the Company related to the acquisition of Finxera or the transactions or agreements contemplated thereunder, (h) unexpected costs, charges or expenses resulting from the proposed transaction; (i) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K; and (j) other risk factors and additional information.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations of Senior Preferred Stock
4.1	Form of Warrant
10.1†	Securities Purchase Agreement, dated as of April 27, 2021, among the Company and the Investors named therein
10.2†	Registration Rights Agreement, dated as of April 27, 2021, among the Company and the Investors name therein
10.3†	Credit Agreement, dated as of April 27, 2021, among the Loan Parties name therein and Truist Bank
†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2021

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer